File Number __________

As filed with the Securities and Exchange Commission on August 13, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURITY DEVICES INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	3690	71-1050654
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Head Office	Canadian Office
1101 Pennsylvania Ave. NW	338 Church Street
Evening Star Building, 6th Floor	Oakville, Ontario L6J 1P1
Washington, DC 20004	Canada
(202) 756-1960	(905) 582-6402
(Address and telephone number of registrant’s principal executive offices)

_____________________________________

Gregory Sullivan
Chief Executive Officer
1101 Pennsylvania Ave. NW
Evening Star Building, 6th Floor
Washington, DC 20004

(202) 756-1960

_____________________________________

With copies to:

Richard Raymer, Esq.
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place 161 Bay Street, Suite 4310
Toronto M5J 2S1
Canada
T: (416) 367-7370
Facsimile: (416) 367-7371

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-187138

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [_]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
		maximum	maximum
Title of each class of	Amount to be	offering price per	aggregate	Amount of
securities to be registered	registered(1)	Share(2)	offering price(3)	registration fee
Common stock,	1,725,000	USD$0.392	USD$676,200	USD$92.23
USD$0.001 par value per
share

(1)	Includes common stock issuable upon exercise of the Canadian agent's over-allotment option.
(2)	Based on conversion of the Canadian dollar denominated offering price of CDN$0.40 at the noon exchange rate as published by the Bank of Canada on April 8, 2013, of U.S. $1.00 = Canadian $1.0198.
(3)

In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of securities eligible to be sold under the related registration statement on Form S-1 (File No. 333-187138), as amended (the “Initial Registration”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of 3,381,000 for which a filing fee of USD$545.6 was previously paid. Calculated based on the proposed maximum offering price per share pursuant to Rule 457(a).

The registrant statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of Dorsey & Whitney LLP regarding the validity of the securities being registered and a related consent, and the consent of Schwartz Levitzky Feldman LLP. This registration statement relates to our registration statement on Form S-1 (File No. 333-187138), as amended, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), initially filed by Security Devices International Inc. on March 8, 2013 and declared effective by the Securities and Exchange Commission (the “Commission”) on July 11, 2013. We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by us by 1,725,000 shares, 225,000 of which are subject to purchase upon exercise of the Canadian agent’s option to purchase additional shares. Pursuant to Rule 462(b) under the Securities Act, the contents of the Initial Registration Statement, including the powers of attorney thereto, are incorporated by reference into this registration statement.

CERTIFICATION

The registrant hereby certifies to the Commission that (1) it has instructed its EDGAR agent to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of August 13, 2013), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its EDGAR agent during regular business hours no later than August 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 2013.

SECURITY DEVICES INTERNATIONAL INC.

/s/ Gregory Sullivan	Chief Executive Officer	August 13, 2013
(Principal Executive Officer)

/s/ Rakesh Malhotra	Chief Financial Officer	August 13, 2013
(Principal Financial and Accounting Officer )

Each person whose signature appears below constitutes and appoints each of Gregory Sullivan and Rakesh Malhotra his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory Sullivan	Chief Executive Officer and Director	August 13, 2013
(Principal Executive Officer)

/s/ Rakesh Malhotra	Chief Financial Officer	August 13, 2013
(Principal Financial and Accounting Officer)

/s/ Boaz Dor	Director	August 13, 2013

/s/ Allen Ezer	Director	August 13, 2013

/s/ Duane Parnham	Director	August 13, 2013

/s/ David Goodbrand	Director	August 13, 2013

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-187138), as amended, are incorporated by reference into, and shall be deemed part of, this registration statement. In addition, the following exhibits are filed herewith:

Exhibit	Description
5.1	Opinion of legal counsel
23.1	Consent of Schwartz Levitsky Feldman LLP
23.2	Consent of legal counsel (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page to this registration statement)